Exhibit 99.1
News
CapitalSource Inc.
4445 Willard Avenue
Twelfth Floor
Chevy Chase, MD 20815
FOR IMMEDIATE RELEASE

For information contact:
Investor Relations:	Media Relations:
Dennis Oakes	Michael Weiss
Vice President – Investor Relations	Director of Communications
(212) 321-7212	(301) 841-2918
doakes@capitalsource.com	mweiss@capitalsource.com
CAPITALSOURCE TO ACQUIRE BANK BRANCHES AND ASSUME $5.6 BILLION IN DEPOSITS
•	Definitive asset purchase agreement signed to acquire 22 retail banking branches, certain assets and assume approximately $5.6 billion in deposits

•	Bank deposit and asset purchase expected to close in 3Q ‘08

•	Transaction secures attractive funding to support and grow core lending business in today’s environment
Chevy Chase, Md., April 14, 2008 — CapitalSource Inc. (NYSE: CSE) today announced significant, positive developments in its depository strategy.
CapitalSource has entered into a definitive asset purchase agreement with Fremont Investment & Loan (“FIL”), a California industrial bank, to assume all of FIL’s retail deposits (approximately $5.6 billion as of 3/31/08), and to operate its 22 retail banking branches. The transaction is subject to regulatory approval. The Company will file applications with the California Department of Financial Institutions (DFI) and with the Federal Deposit Insurance Corporation (FDIC) to form a de novo California-chartered industrial bank. CapitalSource has communicated its plans to the FDIC and DFI over recent months and expects to file the required applications within approximately two weeks. The Company further expects the transaction to close in the third quarter, following receipt of regulatory approvals.

“This acquisition of branches and assumption of deposits will give CapitalSource’s new bank access to a significant base of deposits with strong growth prospects. Together with CapitalSource’s valuable commercial finance lending franchise, this acquisition strengthens our business model and positions us to grow by taking advantage of the attractive lending opportunities now available in the market,” commented John K. Delaney, CapitalSource Chairman and CEO.
As part of the asset purchase agreement, the Company’s new bank (yet to be named) will acquire high quality assets approximately equal to the deposits assumed including, approximately $3.0 billion of cash and short-term investments and a commercial real estate loan participation interest with a 3/31/08 outstanding principal balance of approximately $2.7 billion.
CapitalSource is not acquiring FIL, Fremont General Corporation, any contingent liabilities, or business operations except the retail branch network.
“We have long sought deposit funding as a way to further diversify and strengthen our funding platform. This transaction will accomplish that objective in an optimal and expeditious way. Forming the new bank and acquiring branches with $5.6 billion in deposits will enhance CapitalSource’s liquidity profile, increase our profitability and improve our capital efficiency,” said Thomas A. Fink, CapitalSource CFO. “Our business plan envisions the sale of approximately $2.5 billion of CapitalSource loans to the new bank, making this transaction immediately accretive,” Fink added.
CapitalSource is acquiring an “A” Participation Interest and is not acquiring the related “B” Participation Interest. The “A” Participation Interest receives 70% of the principal payments from a $5.5 billion pool of commercial real estate loans. As of 3/31/08, the “A” Participation Interest was 48.8% of the $5.5 billion pool. The loans are managed by a subsidiary of iStar Financial, Inc.
“We conducted extensive loan-level diligence on the “A” Participation Interest to be acquired. It is well secured by a diverse portfolio of high-quality commercial real estate assets and will continue to experience accelerated paydowns because it has a preferential principal amortization mechanism. In addition, we view iStar’s role as asset manager to be a significant advantage, as we hold iStar in very high regard and view them as a “best-in-class” manager of commercial real estate debt and loan assets,” added Delaney.
“We look forward to welcoming FIL’s retail banking customers and employees to our new bank. CapitalSource will serve as a dependable source of financial strength for them,” concluded CapitalSource CFO Fink.

Asset Purchase Transaction Overview
     CapitalSource will assume:
–	All FIL deposits (approximately $5.6 billion in retail deposits as of 3/31/08)
     CapitalSource will acquire:
–	Cash and short-term investments at fair value (approximately $3.0 billion at 3/31/08)

–	“A” Participation Interest in a diversified pool of commercial real estate loans (principal balance of approximately $2.7 billion at 3/31/08)

–	Assets, facilities (22 California branches and a supporting data center), the right to employ personnel related to the branches, systems and other infrastructure necessary to operate the retail branch network, each at net book value
     CapitalSource will pay:
–	A cash premium of $58 million plus 2% of deposits
     CapitalSource lending commitment:
–	If and only to the extent necessary to complete the transaction, CapitalSource has committed to lend to FIL up to $200 million secured by a first lien on FIL’s servicing advances using a formula based advance rate
     Commercial Real Estate “A” Participation Interest Overview:
–	Principal balance of $2.7 billion (approximately 49% of the total commercial real estate loan pool of $5.5 billion, with the remainder held by the “B” Participation Interest holder). The “A” Participation Interest has paid down from $4.2 billion to the current level of $2.7 billion.

–	Receives 70% of principal payments, without regard to the “A’s” actual percentage of the participation interest, resulting in accelerated amortization. iStar is responsible to fund all unfunded commitments on the loans. iStar FM Loans LLC, a subsidiary of iStar Financial, is the “B” Participation Interest holder as well as the agent and servicer for all loans
CapitalSource will hold an analyst and investor conference call with a simultaneous web cast April 14, 2008 at 11:00 a.m. (Eastern Time) to discuss the Company’s plans to form a bank and acquire the FIL assets. To participate, analysts and investors may call (866) 510-0711 from within United States or (617) 597-5379 from outside the United States, utilizing the pass code 45433504. Other interested parties may access a web cast of the conference call at the Investor Relations section of the CapitalSource website at www.capitalsource.com.
A telephonic replay will be available from approximately 1:00 p.m. (Eastern Time) on April 14, 2008 through April 21, 2008. Please call (888) 286-8010 from the United States or (617)

801-6888 from outside the United States with the pass code 62627738. An audio replay will also be available on the Investor Relations section of the CapitalSource website.
An investor presentation pertaining to this transaction and a transcript of the conference call will also be posted to the Investor Relations section of the CapitalSource website.
About CapitalSource
CapitalSource (NYSE: CSE) is a leading commercial lending, investment and asset management business focused on the middle market. CapitalSource manages an asset portfolio which as of December 31, 2007 was approximately $20.9 billion. Headquartered in Chevy Chase, Maryland, the Company had approximately 562 employees at December 31, 2007 in offices across the U.S. and in Europe. For more information, visit http://www.capitalsource.com.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, and including statements about the proposed bank formation and asset purchase and liability assumption transaction, which are subject to numerous assumptions, risks, and uncertainties.  All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “believe,” “expect,” “estimate,” “plan,” “will,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: the proposed transaction may not be approved by the regulators or completed on the proposed terms and schedule or at all; changes in economic conditions; continued disruptions in credit and other markets; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in CapitalSource’s 2007 Annual Report on Form 10-K, and documents subsequently filed by CapitalSource with the Securities and Exchange Commission..  All forward-looking statements included in this news release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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